UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

OCZ TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34650	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 733-8400

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing

On May 20, 2013, OCZ Technology Group, Inc. (the “Company”), as anticipated, received a letter from the Staff of the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, based upon the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended February 28, 2013 with the Securities and Exchange Commission (the “SEC”), as required by NASDAQ Listing Rule 5250(c)(1) (the “Filing Requirement”), the additional filing deficiency would be considered by the Listing Qualifications Panel (the “Panel”) in rendering a determination regarding the Company’s request for continued listing on NASDAQ. As previously reported, the Company has not yet filed its Forms 10-Q for the fiscal quarters ended August 31, 2012 and November 30, 2012, or the restatement of its financial statements included in its Form 10-K for the fiscal year ended February 29, 2012 and its Form 10-Q for the fiscal quarter ended May 31, 2012 with the SEC, as required. The Company has presented its plan to regain compliance with the Filing Requirements before the Panel at which it requested additional time within which to do so. The NASDAQ Hearings Panel has granted the Company’s request to extend the stay of the suspension of trading of the Company’s common stock pending the hearing and a final determination regarding the Company’s listing status.

The Company issued a press release on May 22, 2013, disclosing the receipt of the letter from NASDAQ. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index which immediately follows the signature page of this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Rafael Torres
Rafael Torres Chief Financial Officer

Date: May 22, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by OCZ Technology Group, Inc. on May 22, 2013.